UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

DATASCENSION INC.
(Exact name of Registrant as specified in charter)

Nevada	0-29087	87-0374623
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer identification)

407 W. Imperial Hwy, Suite H314Brea, CA	92821
(Address of principal executive offices)	(Zip code)

Registrant's Address and Telephone number, including area code: 714-482-9750

ITEMS 5.02 (B) and (D) DEPARTURE OF DIRECTOR; ELECTION OF DIRECTORS;

On July 18, 2008, Robert Sandelman resigned as a Director of Registrant.

On July 18, 2008, Registrant’s Board of Directors appointed Stanley Hirschman and Lou Persico as Directors. The appointments are effective as of August 1, 2008.

Stan Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and retail operations consulting firm. He is an investment due diligence specialist and works regularly with public companies dealing with the difficulties of the balance between increased regulatory requirements and reasonable corporate governance. He is a director of Axion Power International and South Texas Oil and former chairman of Mustang Software, Inc. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation.

His client list has included GameStop, Nortel, SBC Wireless (now AT&T), Dalrada Financial Corp., Oxford Media Corporation, Earthlink, Inc., Aiirmesh Communications, Bravo Foods International and Retail Highway. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 to 1996. He also has held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic.

Mr. Hirschman is a member of the National Association of Corporate Directors and the KPMG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance symposium. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Lou Persico, MBA, CPA has over 25 years of financial and operational experience in private and public corporations. Persico began his career in public accounting and subsequently, he was employed by a series of “Fortune 100 Companies” beginning with American Cyanamid/Wyeth Pharmaceuticals where he held the roles of controller and finance director for almost 10 years operating at overseas locations in Madrid, Spain, San Juan, Puerto Rico and Rio de Janeiro, Brazil.

Persico continued his tenure with other “Blue Chip” companies in a natural succession of increasingly responsible senior financial positions at The PerkinElmer Co., Pearle Vision, Technicolor, Sara Lee, Cambridge Technology Partners and Arthur D. Little as CFO. However, for the past 7 years Persico’s focus has been with venture-backed start-up companies as CFO (the lead investor being Insight Venture Partners, a $3 billion private equity firm). Persico went on to sell one of the early stage companies to Quest Software (QSFT), a publicly traded company, after scaling the business from $1.5M to $20M in 13 months for $61M. At a large public enterprise, Cambridge Technology Partners (CATP), Persico was instrumental in building out the global infrastructure of the company from $200M to nearly $700M in worldwide revenue.

Persico earned at Pace University, New York City, a combined BBA/MBA with a concentration in finance and accounting. He has graduated from the Executive Programs at the Harvard Business School and Columbia Business School, and he is multilingual (Spanish and Portuguese). Persico is an avid health and fitness enthusiast and is a certified fitness trainer.

Messrs. Hirschman and Persico shall be compensated for service as nonmanagement directors as follows:

One Thousand Dollars ($1,000) per month;
One Thousand Dollars ($1,000) per day for attendance at Board meetings and other meetings in Costa Rica; and
One Hundred Thousand (100,000) options to purchase Common Stock of the Registrant, with a per share strike price equal to the market price on the date of grant, with twenty five thousand (25,000) options to vest on each of the 90th, 180th, 270th and 360th day after the grant date.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2008

Datascension Inc.

By: /s/ Scott Kincer
Scott Kincer, President/CEO